EXHIBIT 10.10

                           FIRST AMENDMENT TO SUBLEASE

         THE FIRST AMENDMENT TO SUBLEASE (the "First Amendment") made and entered into as of the 29th day of February, 2000, by and among WANDEL & GOLTERMANN TECHNOLOGIES, INC., a North Carolina corporation, hereinafter referred to as "Sublandlord", EMBREX, INC., a North Carolina corporation, hereinafter referred to as "Subtenant", and W & G ASSOCIATES, a North Carolina partnership, hereinafter referred to as "Prime Landlord."

         WHEREAS, Sublandlord and Subtenant are parties to that certain Sublease Agreement dated as of October 1, 1999 (said Sublease being referred to herein as the "Sublease"), pertaining to the rental of certain premises on Swabia Court, Durham, North Carolina, as more particularly described in the Sublease (the "Sublease Premises"); and

         WHEREAS, pursuant to Section 6 of the Sublease, the Sublease Premises have been inspected by O'Neal, Inc., whose report has been delivered to Sublandlord and Subtenant (the "Inspection Report"), the purposes of said inspection being to determine whether the structure of the Sublease Premises and its HVAC, plumbing, mechanical, electrical and fire protection systems are in good condition and working order and whether the Sublease Premises currently comply with all applicable local, state and federal laws and regulations related to the occupancy of the Sublease Premises by Subtenant for its intended uses; and

         WHEREAS, pursuant to Section 6 of the Sublease, based upon the Inspection Report, Sublandlord and Subtenant desire to agree as to the repairs and replacements for which each is responsible, and to enter into this First Amendment to reflect the allocation of their respective responsibilities for repairs or replacements to the Sublease Premises.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Sublandlord and Subtenant agree as follows:

         1. Unless otherwise defined herein, all capitalized terms used herein that are defined in the Sublease shall have the meaning ascribed to such terms in the Sublease.

         2. A copy of the Inspection Report is attached hereto and by reference made a part hereof as EXHIBIT A.

         3. Notwithstanding anything contained in the Sublease to the contrary, Sublandlord agrees to be responsible for the following repairs and/or replacements:

                  (a) HVAC:

                           (i) For the period beginning January 1, 2001 and
                  ending December 31, 2002, Sublandlord and Subtenant shall share the cost of any necessary maintenance, repairs and replacements to any of the existing rooftop HVAC units, with Sublandlord agreeing to reimburse Subtenant for one-third (1/3) of any such



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                  costs, and Subtenant being responsible for the remaining
                  two-thirds (2/3); subject, however, to a maximum aggregate reimbursement from Sublandlord to Subtenant of $70,000.

                           (ii) In addition to the foregoing, Sublandlord agrees
                  to repair and place in good working order the economizer cycles on two of the packaged rooftop units which are in need of repair, as described on page 7 of 8 of the Inspection Report, said repair and placement to be done promptly after the execution of this First Amendment.

                           (iii) Sublandlord shall install smoke detectors in
                  the ducts of the HVAC units, as described on page 8 of 8 of the Inspection Report, said installation to be done promptly after the execution of this First Amendment.

                  (b) Parking Lot: The parties agree that the parking lot shall be resealed and restriped as soon as practicable, weather permitting, with Sublandlord being responsible for the cost of resealing the lot and Subtenant being responsible for the cost of restriping the parking spaces, including restriping as necessary to establish the appropriate number of handicapped parking spaces, as required by applicable laws and regulations.

                  (c) Miscellaneous Items: Sublandlord assumes responsibility for the following items to be done promptly at its expense after the execution of this First Amendment, except as otherwise provided in (vii) below:

                           (i) The installation of railings on both sides of the
                  main door landing in the truck dock area, as described on page 3 of 8 of the Inspection Report.

                           (ii) Repair of the drain discharging water and oil at
                  the compressor room, as described on page 3 of 8 of the Inspection Report.

                           (iii) Repair of the damage caused by the several
                  leaks observed along the far/west wall of the Sublease Premises, which work will include resealing of the windows along said wall, replacement of damaged ceiling tiles, and appropriate repainting of the wall.

                           (iv) On page 5 of 8 of the Inspection Report, under
                  Building Code Issues, the Report addresses the fire separation wall and the door located therein. Sublandlord shall install 45-minute rated doors in said fire separation wall.

                           (v) With respect to the observation of a potential
                  natural gas leak, as described on page 6 of 8 of the Inspection Report, Sublandlord shall be responsible for the identification and correction of this problem.

                           (vi) Sublandlord shall cause a guard to be placed
                  upon the air compressor in the mechanical room, as described in page 7 of 8 of the Inspection Report.

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                           (vii) The current bathroom facilities in the Sublease
                  Premises are identified as rooms numbered 127, 128, 155 and 156 in the report prepared for Sublandlord by Dabney Gomes, AIA, dated 13 February 2000, a copy of which is attached hereto and by reference made a part hereof as Exhibit B. It has been determined that, due to the amount otherwise being expended to improve the parking areas and the amount to be expended to revise and renovate the bathrooms numbered 127 and 128, the applicable laws, ordinances and regulations do not require Sublandlord to revise or expand the bathrooms numbered 155 and 156. Sublandlord shall revise and expand bathrooms numbered 127 and 128 as described in Exhibit B, or at Subtenant's option, allow Subtenant to undertake such work at a later date. If Subtenant elects to defer having said bathroom renovations performed by Sublandlord and Subtenant thereafter undertakes, at its expense, to have the bathrooms within the Sublease Premises renovated in a manner in full compliance with the applicable laws, ordinances and regulations, then Sublandlord shall contribute to Subtenant's cost for such work, subject to a maximum contribution of $23,451 from Sublandlord.

         4. Except for the responsibilities assumed by Sublandlord as hereinabove described, and except as otherwise expressly provided in the Sublease, Sublandlord shall have no other responsibilities with respect to matters described in the Inspection Report. The allocation to Sublandlord of responsibility for the matters hereinabove described and the execution of this First Amendment extinguishes Subtenant's right to terminate the Sublease pursuant to Section 6 thereof.

         5. The amendments described in this First Amendment supersede any provisions in the Sublease which are inconsistent with said amendments. As hereby modified and amended, all of the terms and provisions of the Sublease shall remain in full force and effect. All references in the Sublease shall include the original Sublease and this First Amendment.

         6. Prime Landlord consents to this First Amendment as requested, it being understood that Prime Landlord is not a party to the Sublease and is executing this First Amendment for the sole purpose of acknowledging its consent thereto, to the extent that Prime Landlord's consent is required pursuant to the Prime Lease.

         7. This First Amendment may be executed in two or more counterparts, all of which taken together shall constitute one original instrument.


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         IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment the day and year first above written.

                                  SUBLANDLORD:

                                  WANDEL & GOLTERMANN TECHNOLOGIES, INC.,
                                  a North Carolina corporation


                                  By /s/ Bert Kuthe
                                     ---------------------------------

                                     Title: Vice President
                                            --------------------------


                                  SUBTENANT:

                                  EMBREX, INC., a North Carolina corporation


                                  By /s/ Randall L. Marcuson
                                     ---------------------------------
                                     Title: President & CEO
                                            --------------------------


                                  PRIME LANDLORD:

                                  W & G ASSOCIATES, a North Carolina partnership


                                  By /s/ Frank Goltermann             (SEAL)
                                    ----------------------------------
                                     Frank Goltermann, General Partner


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